                                                                 EXHIBIT 10(iii)

                                 LINE OF CREDIT

         First Western Industries, LLC d/b/a New West Holdings, LLC (hereinafter referred as the "Lender") and IntelliReady, Inc and its wholly owned subsidiary, IntelliReady of Colorado, Inc., both Colorado Corporations (hereinafter collectively referred as the "Borrower") agree to enter into a line of credit borrowing arrangement. Lender agrees to advance monies sufficient to cover Borrower's net cash outflow from operations on a bi-monthly basis for the period of one (1) year, provided that Lender's obligations pursuant to this line of Credit shall be subject to the terms and conditions contained herein. Borrower promises to pay to the order of Lender at Lender's offices at 5567 S. Perry Park Road, Sedalia, CO, 80135, or at such other place as the Lender may from time to time designate, in lawful money of the United States America, the principal balance outstanding on this line of credit. By this Line of Credit, the parties intend to formally document the terms of previous advances by Lender to Borrower and to set forth the terms of all future advances of funds.

                  1. BORROWER REQUIREMENTS. Borrower is required to provide detailed support for all amounts to be borrowed under the terms of this agreement. Borrower agrees to provide Lender with monthly estimated cash needs by the 5th day of each month.

                  2. LENDER'S RIGHTS. Lender is due the full amounts borrowed under this agreement and all accrued interest outstanding upon demand. Lender may terminate this agreement at will without cause. Lender does not warrant coverage of all cash needs of Borrower. Support must be provided before Lender will advance any monies. Lender has the right to review and/or audit borrower's detailed transactions with one (1) day's notice.

                  3. INTEREST RATE. For the period from the date of this Note until the date on which the entire principal balance outstanding is paid in full, interest shall accrue on the principal balance from time to time outstanding at an interest rate equal to ten percent (10%), provided that if the Prime Rate (at the highest of such Prime Rates if there is a range of rates) as published from time to time in the "Money Rates" column of the Wall Street Journal, Lender shall have the right to raise the interest rate on any new monies advanced by an amount equal to the increase in the Prime Rate. If the Prime Rate shall remain unpublished for more than one (1) full week or shall cease to exist, then Lender's right to increase the rate of interest shall be based upon increases in the Prime Rate established by Compass Bank, N.A., from time to time in effect. Any such rate shall be adjusted on any date on which Lender provides written notice to borrower and shall only affect new advances of funds.

                  4. REPAYMENT. Interest accrued hereunder on the outstanding principal amount shall be paid annually in arrears, beginning on March 1, 2002, or earlier with repayment of the entire amount of principal. The entire amount of principal outstanding, together with all accrued unpaid interest thereon at the rates hereinabove specified, shall be paid on demand of the Lender.

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                  5. SECURITY INTEREST. By this instrument, Borrower hereby
         grants Lender a Security Interest in all of its assets, including without limitation receivables and proceeds. This line of credit shall constitute a Security Agreement. Lender may file such Financing Statements and take such other actions as Lender deems appropriate to perfect its Security Interest. Unless otherwise defined in this Line of Credit, all capitalized terms in this paragraph 5 shall have the meaning prescribed to them by Article 9 of the Uniform Commercial Code.

                  6. DOCUMENTATION. Lender shall not be required to have Borrower sign a separate promissory note for future advances. Cancelled checks issued from Lender (or its subsidiaries and related entities) to Borrower or wire transfers from Lender's account to Borrower shall be deemed to be loans pursuant to this Line of Credit unless clearly documented to the contrary. Exhibit A, incorporated by this reference, is a schedule of all amounts previously advanced to Borrower pursuant to this arrangement. Borrower agrees to execute any additional documents that Lender deems necessary or appropriate to document advances made pursuant to this line of credit and to create and perfect Lender's Security Interest in Borrower's assets.

                  7. MISCELLANEOUS. IntelliReady, Inc. and IntelliReady of Colorado, Inc. acknowledge that they have joint and several liability for all funds advanced. This Line of Credit shall be construed and interpreted in accordance with Colorado law. Borrower hereby waives notice and presentment. In the event Lender is forced to commence collection proceedings, Borrower agrees to pay all collection costs, including without limitation attorney's fees. This is the entire agreement between the parties and supersedes all prior oral and written agreements relating to the funds identified on Exhibit A and any funds advanced after the date of this Line of Credit. This agreement is not intended to benefit any third parties and no such third parties may sue to enforce the terms of this agreement. Nothing in this Line of Credit shall be interpreted as altering or effecting Lender's rights pursuant to the Three Hundred Fifteen and no/100th Dollar ($315,000) Promissory Note dated February 14, 2001.

                  This Line of Credit is entered into this 22nd day of March 2001 to be effective the 14th day of February 2001.

                                         LENDER

                                         New West Holdings, LLC


                                         By:
                                            ------------------------------------
                                                  Thomas J. Wiens, Manager


                                         BORROWER

                                         IntelliReady, Inc.


                                         ---------------------------------------
                                         Scott Campbell, CEO



                                         IntelliReady of Colorado, Inc.


                                         ---------------------------------------
                                         Scott Campbell, CEO

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EXHIBIT A
LINE OF CREDIT - DETAIL OF AMOUNTS BORROWED

                                                 AMOUNT
                         DATE                  TRANSFERRED
                         ----                  -----------

                    February 14, 2001           $   13,876
                    February 15, 2001               71,000
                    February 20, 2001                5,000
                    February 21, 2001               30,000
                    February 15, 2001               30,000
                    February 26, 2001              100,000
                        March 5, 2001               10,000
                        March 8, 2001               10,000
                       March 12, 2001               30,000
                       March 14, 2001               75,000
                       March 15, 2001               11,000
                       March 15, 2001                  500
                       March 20, 2001               25,000
                       March 27, 2001               35,000
                                                ----------
                                                $  446,376
                                                ==========